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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Sole Director
Zilkha Energy Company:

     We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus.

     Our report, dated December 8, 1997 refers to a change from the full cost method to the successful efforts method of accounting for oil and gas properties.

                                            KPMG PEAT MARWICK LLP

Houston, Texas

December 22, 1997